EXHIBIT 5.1

OPINION OF PROSKAUER ROSE LLP

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, New York 10591

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Emisphere Technologies, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), as provided by the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations under the Securities Act, we have been requested to render our opinion as to the legality of the securities being registered under the Registration Statement.  The Registration Statement relates to the issuance and sale from time to time under Rule 415 of the General Rules and Regulations of the Commission under the Securities Act of up to 5,000,000 shares of common stock, $.01 par value per share of the Company (“Common Stock”).

We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth, including (i) the Registration Statement, (ii) the Company’s Certificate of Incorporation and By-laws and (iii) copies of resolutions (the “Resolutions”) of the Company’s Board of Directors (the “Board”) authorizing the filing of the Registration Statement and the issuance of the Securities subject to the conditions set forth in the Resolutions. In all such examinations, we have assumed without investigation the authenticity of any document submitted to us as a copy, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents. We have also relied on certain matters contained in certificates of public officials and officers of the Company.

We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act, (ii) an appropriate prospectus supplement (“Prospectus Supplement”), or an amendment to the Registration Statement, if required, will have been prepared and filed with the Commission, describing the Common Stock offered thereby, (iii) all Common Stock issued will be issued and sold in compliance with the Resolutions, applicable federal and state securities laws and solely in the manner stated in the Registration Statement, as amended, and the appropriate prospectus or Prospectus Supplement, (iv) at the time of any offering or sale of any shares of Common Stock, the Company will have such number of shares of Common Stock authorized or created and available for issuance as may be offered and sold, (v) any definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) there shall be no change in law affecting the validity of any of the Common Stock (between the date hereof and the date of issuance and sale of such Common Stock) and (vii) all parties to agreements involving the issuance or sale of Common Stock will perform their obligations thereunder in compliance with the terms of such documents.

Based upon, and subject to, the foregoing, we are of the opinion that with respect to the  Common Stock registered pursuant to the Registration Statement, as amended, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary corporate action, in accordance with the Resolutions, to approve the issuance and sale of the Common Stock to be issued, the terms of the offering thereof and related matters, (ii) such shares of Common Stock have been issued and delivered in accordance with the provisions of any definitive purchase or underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly constituted and acting committee thereof) and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, which consideration shall not be less than the par value thereof, such shares of Common Stock will be legally issued, fully paid and non-assessable.

In connection with this opinion, we herby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Proskauer Rose LLP